UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2013

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102-3110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2013, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), issued a press release announcing that Steven W. Kohlhagen has been elected to Freddie Mac’s Board of Directors (the Board), effective as of that date. Kohlhagen will serve on the Business and Risk Committee and the Compensation Committee of the Board.

A copy of this press release is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Kohlhagen, age 65, is nationally recognized as a leading financial expert with extensive knowledge of mortgage finance and the capital markets. He will bring to the Board a unique combination of senior executive leadership skills and a deep understanding of economics, modeling and complex financial instruments.

Over the course of his career, Kohlhagen held senior executive positions at leading financial institutions. From 1992 to 2003 he worked at First Union National Bank (predecessor to Wachovia National Bank), last serving as managing director of the Fixed Income Division. Kohlhagen served in senior roles at AIG Financial Products from 1990 to 1992, Stamford Capital Group from 1987 to 1990, Bankers Trust Corporation from 1985 to 1987, and Lehman Brothers, Inc. from 1983 to 1985. Kohlhagen’s public sector experience encompasses consulting work for the Organization for Economic Cooperation and Development from 1980 to 1981, the United States Department of the Treasury from 1976 to 1977, and the Federal Reserve Board in 1976. He was also senior staff economist for the Council of Economic Advisors, White House Staff from 1978 to 1979.

Since 2006, Kohlhagen has been a director of AMETEK Inc., a global manufacturer of electronic instruments and electromechanical devices, where he is a member of the Audit Committee. He is also a director of Abtech Holdings Inc., a developer and manufacturer of environmental technologies, where he is a member of the Audit Committee, and Reval Inc., a financial risk management consulting firm, where he is a member of the Governance and Nominating Committee. Kohlhagen served as a director of the IQ Mutual Funds, a family of Merrill Lynch registered, closed-end investment companies, from 2005-2010. Since 2001, Kohlhagen has been an Advisory Board member of the Stanford Institute for Economic Policy Research. He also served as a professor of international economics and finance at the University of California, Berkeley from 1973 to 1983.

Kohlhagen will receive compensation as a non-executive director of Freddie Mac as described in the Report on Form 8-K filed by Freddie Mac on December 23, 2008 and the Board Compensation Schedule attached as Exhibit 10.1 thereto, which Exhibit is incorporated herein by reference.

Freddie Mac will enter into an indemnification agreement with Kohlhagen, effective as of February 11, 2013. A copy of the form of indemnification agreement is attached as Exhibit 10.2 to Freddie Mac’s Report on Form 8-K filed on December 23, 2008 and is incorporated herein by reference. For a description of this indemnification agreement, see Freddie Mac’s Form 10-K filed on March 9, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 11, 2013, issued by Freddie Mac

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Donald H. Layton
Donald H. Layton
Chief Executive Officer

Date: February 11, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 11, 2013, issued by Freddie Mac